UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2024

NRG ENERGY, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-15891 (Commission File Number)	41-1724239 (IRS Employer Identification No.)

910 Louisiana Street, Houston, Texas 77002

(Address of principal executive offices, including zip code)

(713) 537-3000
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.01	NRG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

In connection with the Tender Offer (as defined below) and the Exchange Offer (as defined below), NRG Energy, Inc. (“NRG”) will disclose that, subject to market conditions and following the launch of the Tender Offer and the Exchange Offer, it intends to commence the marketing process for the incurrence of new unsecured senior debt of up to $1,500 million aggregate principal amount (the “Financing”). There are no assurances that the Financing will be consummated.

NRG intends to use the net proceeds from the Financing to pay the tender price of the Tender Offer, repay a portion of the outstanding term loan of APX (as defined below) and, the remainder, if any, to refinance outstanding NRG debt and for general corporate purposes. NRG expects that the financing transactions will be leverage neutral.

The Financing, along with the Tender Offer and Exchange Offer, is intended to simplify NRG’s capital structure by moving some or all of APX’s indebtedness to NRG, which will also allow for the full integration of Vivint Smart Home into our core portfolio, and extend the maturity profile of our consolidated indebtedness.

Item 8.01.	Other Events.

On October 15, 2024, NRG issued a press release announcing that its wholly-owned subsidiary, APX Group, Inc. (“APX”), has commenced a cash tender offer to purchase (the “Tender Offer”) any and all of APX’s 6.75% senior secured notes due 2027 (the “APX 2027 Notes”), of which $600 million aggregate principal amount is currently outstanding. In conjunction with the Tender Offer, APX is soliciting consents (the “2027 Notes Consent Solicitation”) to adopt certain proposed amendments to the indenture governing the APX 2027 Notes to (1) eliminate substantially all of the restrictive covenants and certain affirmative covenants and events of default and related provisions therein and (2) release all of the collateral securing the APX 2027 Notes. A copy of the press release announcing the Tender Offer and the 2027 Notes Consent Solicitation is attached hereto as Exhibit 99.1 and incorporated by reference herein.

In addition, on October 15, 2024, NRG issued a press release announcing the commencement of an offer to exchange (the “Exchange Offer”) any and all of APX’s 5.75% senior notes due 2029 (the “APX 2029 Notes”), of which $800 million aggregate principal amount is currently outstanding, for (1) up to $800 million aggregate principal amount of new 5.75% senior notes due 2029 to be issued by NRG and (2) cash. In conjunction with the Exchange Offer, NRG is soliciting consents (the “2029 Notes Consent Solicitation”) to adopt certain proposed amendments to the indenture governing the APX 2029 Notes to eliminate substantially all of the restrictive covenants and certain affirmative covenants and events of default and related provisions therein. A copy of the press release announcing the Exchange Offer and the 2029 Consent Solicitation is attached hereto as Exhibit 99.2 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated October 15, 2024, announcing the Tender Offer.
99.2	Press Release, dated October 15, 2024, announcing the Exchange Offer.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the IXBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 15, 2024	NRG Energy, Inc.
(Registrant)

	By:	/s/ Christine A. Zoino
Christine A. Zoino
Corporate Secretary